Exhibit 99.(a)(7)

Creation and Designation of
Additional Series of Shares of Beneficial Interest of
American Beacon Funds

Pursuant to Article III, Section 1 of the Amended and Restated Declaration of Trust of the American Beacon Funds (the “Trust”) dated March 4, 2015 (“Trust Instrument”), the American Beacon Numeric Integrated Alpha Fund (the “Fund”), a new series of the Trust, was created by resolution of the Trust’s Board of Trustees (“Board”) on June 8, 2016.

The Fund and the Fund’s shares of beneficial interest (“Shares”) are designated as follows:

1.	The initial classes of Shares of the Fund are designated as Institutional Class Shares, Investor Class Shares, Y Class Shares, and Ultra Class Shares. Each class of Shares has the same rights and obligations, except as provided in the Trust Instrument, the Fund’s Registration Statement on Form N-1A (“Registration Statement”) or by resolution adopted by the Board. The Fund’s Shares shall be offered for sale and redeemed on the terms set forth in the Trust’s Registration Statement.

2.	All rights and preferences of the Fund and the Shares are as set forth in the Trust Instrument and the Amended and Restated Bylaws of the Trust dated March 4, 2015.

IN WITNESS WHEREOF, the undersigned have executed this instrument the 4th day of August, 2016.

/s/ Gilbert G. Alvarado
Gilbert G. Alvarado

/s/ Joseph B. Armes
Joseph B. Armes

/s/ Gerard J. Arpey
Gerard J. Arpey

/s/ Brenda A. Cline
Brenda A. Cline

/s/ Eugene J. Duffy
Eugene J. Duffy

/s/ Thomas M. Dunning
Thomas M. Dunning

/s/ Richard A. Massman
Richard A. Massman

/s/ Barbara J. McKenna
Barbara J. McKenna

/s/ R. Gerald Turner
R. Gerald Turner

IN WITNESS WHEREOF, the undersigned have executed this instrument the 4th day of August, 2016.

/s/ Alan D. Feld
Alan D. Feld

MA SOC Filing Number: 201694082000        Date: 8/15/2016 5:48:00 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with,

and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

August 15, 2016 05:48 PM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth